Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) and to the incorporation by reference therein of our report dated April 2, 2008, with respect to the financial statements of Dimex Systems (1988) Ltd. included in its report on Form 6-K, filed with the Securities and Exchange Commission on June 30, 2008.

/s/ CHAIKIN, COHEN, RUBIN & Co. CHAIKIN, COHEN, RUBIN & Co.

June 26, 2008